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                                                                  EXHIBIT (a)(4)
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                          Offer to Purchase for Cash
                Any and All Outstanding Shares of Common Stock
                                      and
           Any and All Outstanding Warrants to Purchase Common Stock

                                      of

                              Aqua Alliance Inc.

                                      by

                         Aqua Acquisition Corporation,
                    an indirect wholly owned subsidiary of
                                    Vivendi

                                      At

                    $2.90 Net Per Share of Common Stock and
                             $0.40 Net Per Warrant


 THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 12, 1999, UNLESS THE OFFER IS EXTENDED. THE SHARES AND/OR WARRANTS WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


                                                                  July 16, 1999

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

  We have been appointed by Aqua Acquisition Corporation (the "Purchaser"), a Delaware corporation and an indirect wholly owned subsidiary of Vivendi ("Parent"), a societe anonyme organized under the laws of the Republic of France, to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding shares of Class A Common Stock, par value $.001 per share (the "Shares") of Aqua Alliance Inc. (the "Company"), a Delaware corporation, at a purchase price of $2.90 per Share, net to the seller in cash, without interest thereon (the "Share Offer Price") and all outstanding Warrants to purchase the Shares issued pursuant to the Company Rights Offering, dated January 26, 1998 ("Warrants"), at the purchase price of $0.40 per Warrant (the "Warrant Offer Price") upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 16, 1999, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold the Shares and/or Warrants registered in your name or in the name of your nominee.

  The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of the Shares which constitutes, when aggregated with the Shares and Warrants owned directly or indirectly by Parent, at least 90% of the Shares then outstanding (assuming exercise of all outstanding options). The Offer is also subject to the other terms and conditions contained in the Offer to Purchase. See "THE TENDER OFFER--Section
10. Certain Conditions of the Offer" of the Offer to Purchase.

  For your information and for forwarding to your clients for whom you hold the Shares and/or Warrants registered in your name or in the name of your nominee, we are enclosing the following documents:

    1. Offer to Purchase dated July 16, 1999;

    2. Letter of Transmittal for your use in accepting the Offer and tendering the Shares and/or Warrants and for the information of your clients;
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    3. Notice of Guaranteed Delivery to be used to accept the Offer if certificates for the Shares and/or Warrants and all other required documents cannot be delivered to the Depositary, or if the procedures for book-entry transfer cannot be completed, by the Expiration Date (as defined in the Offer to Purchase);

    4. A letter which may be sent to your clients for whose accounts you hold the Shares and/or Warrants registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

    5. A letter to stockholders and holders of Warrants of the Company from Thierry M. Mallet, President and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9, dated July 16, 1999, which has been filed by the Company with the Securities and Exchange Commission;

    6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    7. A return envelope addressed to the Depositary.

  Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment and pay for the Shares and/or Warrants which are validly tendered and not properly withdrawn prior to the Expiration Date when, as and if the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares and/or Warrants for payment pursuant to the Offer. Payment for the Shares and/or Warrants purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for such Shares and/or Warrants, or timely confirmation of a book-entry transfer of such Shares and/or Warrants into the Depositary's account at The Depository Trust Company, pursuant to the procedures described in "THE TENDER OFFER--Section 3. Procedures for Accepting the Offer and Tendering the Shares and Warrants" of the Offer to Purchase,
(ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message in connection with a book-entry transfer and (iii) all other documents required by the Letter of Transmittal.

  The Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Depositary and the Information Agent as described in the Offer to Purchase) for soliciting tenders of the Shares and/or Warrants pursuant to the Offer. The Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

  The Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of the Shares and/or Warrants pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

  WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 12, 1999, UNLESS THE OFFER IS EXTENDED.

  In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of the Shares and/or Warrants, and any other required documents, should be sent to the Depositary, and certificates representing the tendered Shares and/or Warrants should be delivered or such Shares and/or Warrants should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Offer to Purchase.

  If holders of the Shares and/or Warrants wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified in "THE TENDER OFFER--Section 3. Procedures for Accepting the Offer and Tendering the Shares and Warrants" of the Offer to Purchase.

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  Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          Lazard Freres & Co. llc

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PARENT, THE PURCHASER, THE COMPANY, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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